Exhibit 99.1

News Release

Contact:	Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039	P.O. Box 4740
H. Gene Shiels (713) 439-8822	Houston, Texas 77210-4740

Baker Hughes Announces Odd-Lot Program

September 3, 2004. Houston, Texas — Baker Hughes Incorporated (BHI-NYSE) announced the commencement of a voluntary sale program (also known as an odd-lot program) for stockholders owning fewer than 100 shares of Baker Hughes common stock. The shares will be sold on the open market by the program’s administrator, Mellon Investor Services LLC.

Information about the odd-lot program, including how to participate, calculation of the sales price, and processing fees, is expected to be mailed directly to eligible stockholders of record as of September 3, 2004. The program is not conditioned on a receipt of a minimum number of tenders and is expected to expire on October 18, 2004, unless extended by the company. Baker Hughes is not recommending that any odd-lot holder sell his or her shares, and Baker Hughes encourages each odd-lot holder to make his or her own decision as to whether to participate in this voluntary program.

Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The words “expected to be” and similar expressions are intended to identify forward-looking statements. Our expectations with regard to the odd-lot program are subject to various risk factors and conditions. These forward-looking statements are also affected by the risk factors described in our Annual Report on form 10-K for the fiscal year ended December 31, 2003, and those set forth from time to time in our filings with the Securities and Exchange Commission. We assume no responsibility to update any of the information referenced in this news release.

Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.

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NOT INTENDED FOR BENEFICIAL HOLDERS.